                                                                    EXHIBIT 2.2

==============================================================================


                              AMENDED AND RESTATED


                      AGREEMENT AND PLAN OF REORGANIZATION


             DATED AS OF JUNE 11, 2001 AND AMENDED, REDESIGNATED AND


                RESTATED ON JULY 25, 2001 (AS OF JUNE 11, 2001)


                                     BETWEEN


                              BANKNORTH GROUP, INC.


                                       AND


                                 METROWEST BANK


==============================================================================

                                TABLE OF CONTENTS

                                    RECITALS

                                    ARTICLE I

                               CERTAIN DEFINITIONS


                                                                                                               Page No.
                                                                                                               -------
1.01.     Certain Definitions.....................................................................................2

                                                   ARTICLE II

                           THE CONVERSION MERGER, THE CONSOLIDATION AND THE BANK MERGER

2.01.     The Conversion Merger...................................................................................7
2.02.     The Consolidation.......................................................................................8
2.03.     Effective Date and Effective Time; Closing..............................................................9
2.04.     The Bank Merger.........................................................................................9

                                                   ARTICLE III

                                       CONSIDERATION; EXCHANGE PROCEDURES

3.01.     Consolidation Consideration............................................................................10
3.02.     Rights as Shareholders; Stock Transfers................................................................10
3.03.     Dissenting Shares......................................................................................10
3.04.     Exchange Procedures....................................................................................10
3.05.     Company Options........................................................................................12

                                                   ARTICLE IV

                                          ACTIONS PENDING ACQUISITION

4.01.     Forbearances of the Company............................................................................12
4.02.     Forbearances of Parent.................................................................................15

                                                    ARTICLE V

                                          REPRESENTATIONS AND WARRANTIES

5.01.     Disclosure Schedules...................................................................................15
5.02.     Standard...............................................................................................15
5.03.     Representations and Warranties of the Company..........................................................16
5.04.     Representations and Warranties of Parent...............................................................28

                                   ARTICLE VI

                                   COVENANTS

6.01.     Reasonable Best Efforts................................................................................31
6.02.     Shareholder Approval...................................................................................31
6.03.     Regulatory Filings.....................................................................................31
6.04.     Press Releases.........................................................................................32
6.05.     Access; Information....................................................................................32
6.06.     Acquisition Proposals..................................................................................33
6.07.     Certain Policies.......................................................................................33
6.08.     Indemnification........................................................................................34
6.09.     Benefit Plans..........................................................................................35
6.10.     The Bank Merger........................................................................................36
6.11.     Parent Sub and Company Sub.............................................................................37
6.12      Director of Parent.....................................................................................37
6.13.     Notification of Certain Matters........................................................................37

                                                   ARTICLE VII

                                 CONDITIONS TO CONSUMMATION OF THE CONSOLIDATION

7.01.     Conditions to Obligations of the Parties to
          Effect the Consolidation...............................................................................37
7.02.     Conditions to Obligations of the Company and Company Sub...............................................38
7.03.     Conditions to Obligations of Parent and Parent Sub.....................................................38

                                                  ARTICLE VIII

                                                   TERMINATION

8.01.     Termination............................................................................................39
8.02.     Effect of Termination and Abandonment..................................................................40

                                                   ARTICLE IX

                                                  MISCELLANEOUS

9.01.     Survival...............................................................................................40
9.02.     Waiver; Amendment......................................................................................40
9.03.     Counterparts...........................................................................................41
9.04.     Governing Law..........................................................................................41
9.05.     Expenses...............................................................................................41
9.06      Notices................................................................................................41
9.07.     Entire Understanding; No Third Party Beneficiaries.....................................................42
9.08.     Severability...........................................................................................42

9.09.     Enforcement of the Agreement...........................................................................42
9.10.     Interpretation.........................................................................................42
9.11      Assignment.............................................................................................43
9.12.     Alternative Structure..................................................................................43


EXHIBIT A     Form of Amended and Restated Shareholder Agreement
EXHIBIT B     Form of Amended and Restated Stock Option Agreement

        AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 11, 2001 and amended, redesignated and restated on July 25, 2001 (as of June 11, 2001) (the "Agreement"), between Banknorth Group, Inc. ("Parent") and MetroWest Bank (the "Company").


                                    RECITALS

        A. The Company. The Company is a Massachusetts-chartered savings bank, having its principal place of business in Framingham, Massachusetts.

        B. Parent. Parent is a Maine corporation, having its principal place of business in Portland, Maine.

        C. Board Action. The respective Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the Transactions, consisting of
(a) the Conversion Merger, pursuant to which the Company shall merge with and into Company Sub, a newly-formed national bank, thereby becoming the Converted Company, (b) the Consolidation, pursuant to which Parent Sub, a newly-formed, interim national bank, and the Converted Company shall consolidate and in connection therewith each share of Converted Company Common Stock outstanding immediately prior to the Effective Time (excluding Dissenting Shares and Treasury Stock) shall be cancelled in exchange for the right to receive the Consolidation Consideration and (c) the Bank Merger, pursuant to which the Converted Company shall be merged with and into Parent Bank, it being the intention of the parties that the Conversion Merger, the Consolidation and the Bank Merger occur in that order substantially simultaneously.

        D. Shareholder Agreements. As a material inducement to Parent to enter into this Agreement, and simultaneously with the initial execution of this Agreement, each Shareholder (as defined herein) entered into an agreement, in the form of Exhibit A hereto, (collectively, as amended and restated in connection with the amendment, redesignation and restatement of this Agreement, the "Shareholder Agreements"), pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock in favor of this Agreement.

        E. Stock Option Agreement. As a material inducement to the willingness of Parent to consummate the transactions contemplated by this Agreement, and simultaneously with the initial execution of this Agreement, the Company entered into the Stock Option Agreement, substantially in the form of Exhibit B hereto (as amended and restated in connection with the amendment, redesignation and restatement of this Agreement the "Stock Option Agreement"), pursuant to which the Company granted to Parent an option to acquire shares of Company Common Stock.

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

        1.01. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

                "Acquisition Proposal" has the meaning set forth in Section
        6.06.

                "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

                "Bank Merger" has the meaning set forth in Section 6.10.

                "Bank Merger Agreement" has the meaning set forth in Section
        6.10.

                "Benefit Plans" has the meaning set forth in Section 5.03(m).

                "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine or the Commonwealth of Massachusetts are authorized or obligated to close.

                "Certificate" means any certificate which immediately prior to the Conversion Merger represented shares of Company Common Stock and immediately prior to the Effective Time represented shares of Converted Company Common Stock.

                "Closing" and "Closing Date" have the meanings set forth in
        Section 2.03(b).

                "Certificate of Consolidation" has the meaning set forth in
        Section 2.03(a).

                "Code" means the Internal Revenue Code of 1986, as amended (the "Code").

                "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

                "Company" has the meaning set forth in the preamble to this Agreement.

                "Company Articles" means the Charter of the Company, as amended.

                "Company Board" means the Board of Directors of the Company.

                "Company Bylaws" means the Bylaws of the Company.

                "Company Common Stock" means the common stock, $0.10 par value per share, of the Company.

                "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).

                "Company Loan Property" has the meaning set forth in Section 5.03(o).

                "Company Meeting" has the meaning set forth in Section 6.02.

                "Company Preferred Stock" means the preferred stock, $0.10 per share, of the Company.

                "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

                "Company Options" means the options to acquire Company Common Stock, or Converted Company Common Stock upon consummation of the Conversion Merger, as the case may be, issued under the Company Stock Option Plans.

                "Company Stock Option Plans" means the Company's 2001 Stock Option Plan, 1997 Stock Incentive Plan and 1986 Stock Option Plan, in each case as amended as of the date hereof.

                "Company Sub" means a national bank to be formed by or under the direction of the Company to effect the Conversion Merger.

                "Company Sub Common Stock" means the common stock, $1.00 par value per share, of Company Sub.

                "Consolidated Corporation" has the meaning set forth in Section 2.02(a).

                "Consolidation" has the meaning set forth in Section 2.02(a).

                "Consolidation Consideration" means $11.50 in cash, without interest, for each share of Converted Company Common Stock that is outstanding immediately prior to the Effective Time (but excluding Dissenting Shares and Treasury Stock).

                "Conversion Merger" has the meaning set forth in Section
        2.01(a).

                "Converted Company" has the meaning set forth in Section
        2.01(a).

                "Converted Company Common Stock" means the common stock, $1.00 par value per share, of Company Sub upon consummation of the Conversion Merger.

                "Derivatives Contract" has the meaning set forth in Section 5.03(q).

                "Disclosure Schedule" has the meaning set forth in Section 5.01.

                "Dissenting Shares" has the meaning set forth in Section 3.03.

                "Effective Date" has the meaning set forth in Section 2.03(a).

                "Effective Time" has the meaning set forth in Section 2.03(a).

                "Employees" has the meaning set forth in Section 5.03(m).

                "Environmental Laws" has the meaning set forth in Section
        5.03(o).

                "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Exchange Agent" means an exchange agent designated by Parent.

                "Fair Housing Act" means the Fair Housing Act, as amended.

                "FDIC" means the Federal Deposit Insurance Corporation.

                "FDIC Documents" has the meaning set forth in Section 5.03(g).

                "Federal Reserve Act" means the Federal Reserve Act, as amended.

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                "GAAP" means generally accepted accounting principles.

                "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

                "Hazardous Substance" has the meaning set forth in Section 5.03(o).

                "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 6.08(a).

                "Insurance Amount" has the meaning set forth in Section 6.08(b).

                "Insurance Policies" has the meaning set forth in Section
        5.03(s).

                "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

                "Loans" has the meaning set forth in Section 5.03(r).

                "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.

                "Massachusetts Board" means the Massachusetts Board of Bank Incorporation.

                "Massachusetts Commissioner" means the Commissioner of Banks of the Commonwealth of Massachusetts.

                "Material Adverse Effect" means (a) with respect to the Company, any effect that (i) is material and adverse to the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole, or would materially impair the ability of the Company or Company Sub to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks generally, (iii) changes in general economic conditions affecting banks generally, (iv) any modifications or changes to valuation policies and practices in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, and (v) the effects of any action or omission taken with the prior consent of Parent (it being understood that Parent has consented to the actions taken by the Company and Previously Disclosed pursuant to this Agreement); and (b) with respect to Parent, any effect that materially impairs the ability of Parent or Parent Bank to make payment at the Effective Time of the aggregate Consolidation Consideration or otherwise materially impairs the ability of Parent, Parent Bank or Parent Sub to consummate the Transactions.

                "MHPF" means the Massachusetts Housing Partnership Fund.

                "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market System.

                "National Bank Act" means the National Bank Act, as amended.

                "National Labor Relations Act" means the National Labor Relations Act, as amended.

                "OCC" means the Office of the Comptroller of the Currency.

                "Organization" means the organization of Parent Sub by Parent and Company Sub by or under the direction of the Company.

                "Parent" has the meaning set forth in the preamble to this Agreement.

                "Parent Bank" means First Massachusetts Bank, National Association and any successor thereto.

                "Parent Benefit Plans" has the meaning set forth in Section 6.09(a).

                "Parent Bylaws" means the Bylaws of Parent.

                "Parent Board" means the Board of Directors of Parent.

                "Parent Sub" means an interim national bank to be formed by or under the direction of Parent to effect the Consolidation.

                "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

                "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

                "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

                "Proxy Statement" means the proxy statement, together with any amendments and supplements thereto, to be delivered to holders of Company Common Stock in connection with the solicitation of their approval of this Agreement.

                "Regulatory Authorities" has the meaning set forth in Section 5.03(i).

                "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

                "SEC" means the Securities and Exchange Commission.

                "SEC Documents" has the meaning set forth in Section 5.04(f).

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

                "Shareholders" means each director of the Company.

                "Subsidiary" has the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

                "Stock Option Agreement" has the meaning set forth in the recitals to this Agreement.

                "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

                "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

                "Transactions" means the Organization, the Conversion Merger, the Consolidation and the Bank Merger.

                "Treasury Stock" means shares of Company Common Stock or shares of Converted Company Common Stock held by the Company and the Converted Company, respectively, or any of their respective Subsidiaries, or by Parent or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

          THE CONVERSION MERGER, THE CONSOLIDATION AND THE BANK MERGER

        2.01.   The Conversion Merger.

        (a) The Conversion Merger. Subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, the Company shall merge with and into Company Sub in accordance with the provisions of Section 215a of the National Bank Act and the regulations of the OCC thereunder and Section 34D of Chapter 168 of the Massachusetts General Laws (the "Conversion Merger"). Upon consummation of the Conversion Merger, the separate corporate existence of the Company shall terminate and Company Sub shall continue as a national bank incorporated under the laws of the United States (Company Sub, after the Conversion Merger, sometimes being referred to herein as the "Converted Company").

        (b) Name. The name of the Converted Company shall be "MetroWest Bank, National Association."

        (c) Articles and Bylaws. The Articles of Association and Bylaws of the Converted Company shall be the Articles of Association and Bylaws of Company Sub as in effect immediately prior to consummation of the Conversion Merger.

        (d) Directors and Officers of the Converted Company. The directors of the Converted Company shall be the directors of the Company immediately prior to the Conversion Merger. The executive officers of the Converted Company shall be the executive officers of the Company immediately prior to the Conversion Merger.

        (e) Authorized Capital Stock. The authorized capital stock of the Converted Company upon consummation of the Conversion shall be as set forth in the Articles of Association of Company Sub immediately prior to the Conversion Merger.

        (f) Common Stock. Subject to the provisions of this Agreement, automatically by virtue of the Conversion Merger and without any action on the part of any Person, (i) each share of Company Common Stock, excluding Treasury Stock and Dissenting Shares, issued and outstanding immediately prior to the Conversion Merger shall remain outstanding and be deemed to represent one share of Converted Company Common Stock and (ii) each outstanding Company Option to acquire shares of Company Common Stock shall become an option to acquire shares of Converted Company Common Stock on a one-for-one basis. Shareholders of the Company shall not be required or permitted to exchange certificates evidencing Company Common Stock for certificates evidencing Converted Company Common Stock upon consummation of the Conversion Merger.

        (g) Effect of the Conversion Merger. At the Effective Time, the effect of the Conversion Merger shall be as provided in Section 215a of the National Bank Act and the regulations of the OCC thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company Sub and the Company shall vest in the Converted Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of Company Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Converted Company.

        2.02    The Consolidation.

        (a) The Consolidation. Subject to the terms and conditions of this Agreement and the prior consummation of the Organization and the Conversion Merger, at the Effective Time, Parent Sub and the Converted Company shall consolidate in accordance with the requirements of Section 215 of the National Bank Act and the regulations of the OCC thereunder (the "Consolidation"). Upon consummation of the Consolidation, the separate corporate existence of Parent Sub shall cease and the Converted Company shall continue to exist as a national bank incorporated under the laws of the United States (the Converted Company, as the surviving corporation in the Consolidation, sometimes being referred to herein as the "Consolidated Corporation").

        (b) Name. The name of the Consolidated Corporation upon consummation of the Consolidation shall be "MetroWest Bank, National Association."

        (c) Articles and Bylaws. The Articles of Association and Bylaws of the Consolidated Corporation upon consummation of the Consolidation shall be the Articles of Association and Bylaws of the Converted Company as in effect immediately prior to consummation of the Consolidation.

        (d) Directors and Officers of the Consolidated Corporation. The directors of the Consolidated Corporation immediately after the Consolidation shall be the directors of Parent Bank immediately prior to the Consolidation, plus two persons serving as a director of the Company as of the date hereof designated by the Company who both meet the director qualification requirements set forth in the Bylaws of Parent Bank and are otherwise acceptable to Parent and Parent Bank. The executive officers of the Consolidated Corporation immediately after the Consolidation shall be the executive officers of Parent Bank immediately prior to the Consolidation. Each of the directors and executive officers of the Consolidated Corporation immediately after the Consolidation shall hold office until his or her successor is elected and qualified or otherwise in accordance with the Articles of Association and Bylaws of the Consolidated Corporation.

        (e) Authorized Capital Stock. The authorized capital stock of the Consolidated Corporation upon consummation of the Consolidation shall be as set forth in the Articles of Association of the Converted Company immediately prior to the Consolidation.

        (f) Effect of the Consolidation. At the Effective Time, the effect of the Consolidation shall be as provided in Section 215 of the National Bank Act and the regulations of the OCC thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Parent Sub and the Converted Company shall vest in the Consolidated Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Parent Sub and the Converted Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Consolidated Corporation.

        2.03.   Effective Date and Effective Time; Closing.

        (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Consolidation, but subject to the fulfillment or waiver of those conditions), the parties shall cause Parent Sub and the Converted Company to request the OCC to issue a certificate of consolidation (the "Certificate of Consolidation"), and in connection therewith make such filing or filings as may be required to consummate the Consolidation by applicable laws and regulations, on (i) a date selected by Parent after such satisfaction or waiver which is not later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may agree in writing. The Consolidation provided for herein shall become effective upon the issuance of a Certificate of Consolidation by the OCC or on such date as may be specified therein. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Consolidation shall be the time of such filing or as set forth in such filing.

        (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Portland, Maine, or such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under
Article VII hereof.

        2.04. The Bank Merger. After the Consolidation, the Consolidated Corporation shall merge with and into the Parent Bank pursuant to the Bank Merger Agreement, as provided in Section 6.10.

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

        3.01. Consolidation Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Consolidation and without any action on the part of any Person:

        (a) Outstanding Converted Company Common Stock. Each share of Converted Company Common Stock, excluding (i) Treasury Stock and (ii) Dissenters' Shares, issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive the Consolidation Consideration.

        (b) Outstanding Parent Sub Common Stock. Each share of Parent Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Converted Company Common Stock.

        (c) Treasury Stock. Each share of Converted Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        3.02. Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Converted Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Converted Company other than the right to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Converted Company or the Consolidated Corporation of shares of Converted Company Common Stock.

        3.03 Dissenting Shares Each outstanding share of Company Common Stock the holder of which has perfected his or her right to dissent from the Transactions under Sections 215 and 215a of the National Bank Act and has not effectively withdrawn or lost such rights as of the Effective Time (the "Dissenting Shares") shall not be converted into Converted Company Common Stock or represent a right to receive the Consolidation Consideration specified in
Section 3.01(a) hereof, and the holder thereof shall be entitled only to such rights as are granted by such provisions of the National Bank Act. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into Converted Company Common Stock pursuant to Section 2.01(f) hereof and the right to receive the aggregate Consolidation Consideration to which such holder would be entitled pursuant to Section 3.01(a) hereof. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the National Bank Act. Any payments made in respect of Dissenting Shares shall be made by the Consolidated Corporation.

        3.04.   Exchange Procedures.

        (a) No later than five Business Days following the Effective Time, Parent shall cause the Exchange Agent to mail or make available to each holder of record of a Certificate a notice and letter of transmittal disclosing the effectiveness of the Consolidation and the procedure for exchanging Certificates for the Consolidation Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

        (b) At or prior to the Effective Time, or at such other time or times as the Exchange Agent may otherwise request, Parent shall deliver, or cause Parent Bank to deliver, to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Dissenting Shares and Treasury Stock) an amount of cash equal to the aggregate Consolidation Consideration for payment of the aggregate Consolidation Consideration to such holders of Certificates.

        (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares and Treasury Stock) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Consolidation Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as provided in Section 3.03, evidence ownership of only the right to receive the Consolidation Consideration without interest.

        (d) The Exchange Agent shall not be obligated to deliver the Consolidation Consideration until the holder surrenders a Certificate as provided in this Section 3.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent or Parent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (e) Any portion of the cash delivered to the Exchange Agent by Parent or Parent Bank pursuant to Section 3.04(b) that remains unclaimed by the former shareholders of the Converted Company for six months after the Effective Time shall be delivered by the Exchange Agent to Parent or Parent Bank, as applicable. Any shareholders of the Converted Company who have not theretofore complied with Section 3.04(c) shall thereafter look only to Parent for the Consolidation Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent or Parent Bank, as applicable (and to the extent not in its possession shall be delivered to it), free and clear of all Liens of any Person previously entitled to such property. Neither the Exchange Agent nor any of the parties hereto shall be liable to any holder of Converted Company Common

Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent, Parent Bank and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Consolidation Consideration, which books shall be conclusive with respect thereto.

        (f) The Exchange Agent, Parent or Parent Bank shall be entitled to deduct and withhold from the Consolidation Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent, Parent or Parent Bank, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

        3.05 Company Options. At the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Converted Company Common Stock that would otherwise have been issuable upon the exercise thereof, an amount of cash computed by multiplying (i) the difference between (x) the Consolidation Consideration and (y) the per share exercise price applicable to such Company Option by (ii) the number of such shares of Converted Company Common Stock subject to such Company Option. The Company agrees to take or to cause to be taken all action necessary to provide for such termination and payment effective at or before the Effective Time.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

        4.01. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to:

        (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.

        (b) Capital Stock. Other than pursuant to the Stock Option Agreement, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights or similar stock-based employee rights.

        (c) Dividends; Etc. (a) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than

(A) regular quarterly cash dividends not in excess of $ 0.07 per share on the Company Common Stock and (B) dividends from wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; provided, however, that any dividend under the Company's normal quarterly dividend payment schedule that has been declared by the Company Board but not paid prior to the Effective Time shall be paid immediately prior to the Effective Time or added to the Consolidation Consideration.

        (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees and payment of bonuses in the ordinary course of business consistent with past practice, provided that such increases shall not result in an annual adjustment of more than 5% in the aggregate, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in
Schedule 4.01(d) of the Company's Disclosure Schedule or (iv) for grants of awards to newly-hired employees consistent with past practice. In addition, the Company may pay retention bonuses to such employees of the Company and its Subsidiaries and in such amounts as may be mutually agreeable to the Company and Parent.

        (e) Hiring. Hire any person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

        (f) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

        (g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

        (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

        (i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $100,000 individually or $250,000 in the aggregate.

        (j) Governing Documents. Amend the Company Articles or Company Bylaws (except as may be required in connection with the Transactions) or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.

        (k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

        (l) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k) or amend or modify in any material respect any of its existing material contracts.

        (m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

        (n) Banking Operations. Enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

        (o) Derivative Contracts. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

        (p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

        (q) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Consolidation set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement or the Stock Option Agreement except, in each case, as may be required by applicable law or regulation.

        (r) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        4.02. Forbearances of Parent. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

        (a) Acquisitions. Make any acquisition (including acquisitions of branch offices and related deposit liabilities), other than the proposed acquisition of Andover Bancorp, Inc. on terms not materially different than those publicly announced on the date hereof, that individually or in the aggregate could result in the Consolidation not being consummated or otherwise materially adversely affect the ability of Parent to consummate the Transactions and the other transactions contemplated hereby in a reasonably timely manner.

        (b) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Consolidation set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement or the Stock Option Agreement except, in each case, as may be required by applicable law or regulation.

        (c) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.01. Disclosure Schedules. On or prior to the date hereof, the Company has delivered to Parent a schedule (the "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

        5.02. Standard. No representation or warranty of the Company or Parent contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

        5.03. Representations and Warranties of the Company. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:

        (a) Organization, Standing and Authority. The Company is a Massachusetts-chartered savings bank regulated by the Massachusetts Commissioner. The Company's deposits are insured by the FDIC through the Bank Insurance Fund and by the Depositors Insurance Fund in the manner and to the fullest extent provided by applicable law. The Company is duly qualified to do business and is in good standing in each foreign jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

        (b) Company Capital Stock. The authorized capital stock of the Company consists solely of 20,000,000 shares of Company Common Stock, of which 14,330,435 shares were outstanding (excluding treasury shares) as of the date hereof, and 2,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 180,377 shares of the Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned by the Company. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the Company's Disclosure Schedule sets forth for each Company Stock Option the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence and other than pursuant to the Stock Option Agreement, there are no shares of Company Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement or the Stock Option Agreement.

        (c)     Subsidiaries.

                (i) (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries (except for shares of preferred stock in the Company's REIT Subsidiary),
        (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

                (ii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston, the Savings Bank Life Insurance Company of Massachusetts and the Federal National Mortgage Association.

                (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                (iv) Upon its organization, Company Sub will be duly organized, and validly existing in good standing under the laws of the United States. Following the organization of Company Sub, the Company or some or all of the directors of the Company will own all of the outstanding equity securities of Company Sub.

        (d) Corporate Power. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; the Company has, and upon its organization Company Sub will have, the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Company's shareholders of this Agreement; and the Company has the corporate power and authority to execute, deliver and perform its obligations under the Stock Option Agreement and to consummate the transactions contemplated thereby.

        (e) Corporate Authority. Subject to the approval of this Agreement by the holders of not less than two-thirds of the outstanding Company Common Stock, this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and the Company Board. The Company has duly executed and delivered this Agreement and the Stock Option Agreement and, assuming due authorization, execution and delivery by Parent and Parent Sub, as applicable, each of this Agreement and the Stock Option Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Following its organization, (i) this Agreement and the transactions contemplated hereby will be authorized by all necessary corporate action of Company Sub and the Board of Directors of Company Sub and (ii) this Agreement will be duly executed and delivered by Company Sub and, following such execution and delivery, assuming due authorization, execution and delivery by Parent and Parent Sub, this Agreement will be a valid and legally binding agreement of Company Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles.

        (f)     Regulatory Approvals; No Defaults.

                (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or Company Sub in connection with the execution, delivery or performance by the Company of this Agreement, the Bank Merger Agreement and the Stock Option Agreement or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the OCC, the Maine Superintendent, the Massachusetts Board and the MHPF, as required, and (B) the approval of this Agreement by the holders of two-thirds of the outstanding shares of the Company Common Stock. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                (ii) Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the Bank Merger Agreement and the Stock Option Agreement by the Company and Company Sub, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of association or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)     Financial Reports; Undisclosed Liabilities.

                (i) The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 with the FDIC (collectively, the Company's "FDIC Documents"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable securities regulations of the FDIC as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in any such FDIC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such FDIC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                (ii) Since March 31, 2001, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses and actions taken related to this Agreement and the transactions contemplated hereby).

                (iii) Since March 31, 2001, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses and actions taken related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

                (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular quarterly cash dividends at the rate of $0.10 per share on the Company Common Stock, since December 31, 1999, no cash, stock or other dividend or any other distribution with respect to the stock of the Company or any of its Subsidiaries have been declared, set aside or paid. No shares of the stock of the Company have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since March 31, 2001, and no agreements have been made to do the foregoing.

        (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i)     Regulatory Matters.

        (i) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Regulatory Authority.

                (ii) Neither the Company nor any its Subsidiaries has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)     Compliance With Laws. Each of the Company and its Subsidiaries:

                (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

        (k) Material Contracts; Defaults. Except for documents listed as exhibits to the FDIC Documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or
(ii) that materially restricts the conduct of business by the Company or by any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

        (l) No Brokers. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement and the Stock Option Agreement, excluding a Previously Disclosed fee to be paid to Danielson Associates, Inc.

        (m)     Employee Benefit Plans.

                (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent.

                (ii) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the FDIC Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                (vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or any of its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

                (vii) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transactions will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o)     Environmental Matters.

                (i) The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance; (iii) neither the Company nor any of its Subsidiaries could be deemed the owner or operator of any Company Loan Property which such Company Loan Property has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has delivered to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

                As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources,
        (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or
        (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

        (p)     Tax Matters.

                (i)(A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group, have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all material deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any material Taxes.

                (ii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000.

                (iii) The unpaid income, franchise and similar Taxes of the Company and its Subsidiaries did not, as of the end of the most recent period covered by the FDIC Documents filed prior to the date hereof, exceed by any material amount the reserve for income, franchise and similar Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the financial statements included in the FDIC Documents filed on or prior to the date hereof (rather than in any notes thereto).

                (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).

                (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries.

                (vi) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                (vii) All material Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

        (q) Risk Management Instruments. Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

        (r)     Loans; Nonperforming and Classified Assets.

                (i) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                (ii) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Massachusetts Commissioner would agree with the loan classifications established by the Company); (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

        (s) Properties. All real and personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of March 31, 2001 included in the FDIC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of March 31, 2001 included in the FDIC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

        (t) Intellectual Property. The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

        (u) Fiduciary Accounts. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

        (v) Books and Records. The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

        (w) Insurance. The Company has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (x) Allowance For Loan Losses. The Company's allowance for loan losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

        (y) Transactions With Affiliates. All "covered transactions" between the Company and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

        (z)     Required Vote; Antitakeover Provisions.

                (i) The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company.

                (ii)    Based on the representation and warranty of Parent in
        Section 5.04(i), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or the Stock Option Agreement and the transactions contemplated hereby and thereby. Without limiting the foregoing, the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Stock Option Agreement and taken all other requisite action such that the provisions of Ch. 110F of the Massachusetts General Laws and the provisions of the Company Articles relating to special voting requirements for certain business combinations will not apply to this Agreement or the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

        (aa) Proxy Statement Information. None of the information which is included or incorporated by reference in the Proxy Statement (except for any such information relating to Parent and its Subsidiaries expressly provided by Parent to the Company for inclusion therein), as of the date of the Proxy Statement and the date of the meeting of the shareholders of the Company to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

        (bb) Fairness Opinion. The Company Board has received the written opinion of Danielson Associates, Inc. to the effect that as of the date hereof the Consolidation Consideration is fair to the holders of Company Common Stock from a financial point of view.

        (cc)    Disclosure. The representations and warranties contained in this
Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

        5.04.   Representations and Warranties of Parent. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

        (a) Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the laws of the State of Maine. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

        (b) Subsidiaries. Parent Bank has been duly organized and is validly existing in good standing under the laws of the United States, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Upon its organization, Parent Sub will be duly organized, and validly existing in good standing under the laws of the United States. Parent owns all of the outstanding equity securities of Parent Bank, and following the organization of Parent Sub, Parent will own all of the outstanding equity securities of Parent Sub.

        (c) Corporate Power. Each of Parent and Parent Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; Parent has, and upon its organization Parent Sub will have, the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and Parent has the corporate power and authority to execute, deliver and perform its obligations under the Stock Option Agreement and to consummate the transactions contemplated thereby.

        (d) Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Parent and the Parent Board and following its organization this Agreement and the transactions contemplated hereby will be authorized by all necessary corporate action of Parent Sub and the Board of Directors of Parent Sub. The Stock Option Agreement and the transactions contemplated thereby have been authorized by all necessary corporate action of Parent and the Parent Board. Neither the Agreement nor the consummation of any of the Transactions requires the approval of the shareholders of Parent. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Following its organization, this Agreement will be duly executed and delivered by Parent Sub and, following such execution and delivery, assuming due authorization, execution and delivery by the Company and Company Sub, this Agreement will be a valid and legally binding agreement of Parent Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (e)     Regulatory Approvals; No Defaults

                (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent, Parent Bank or Parent Sub of this Agreement, the Bank Merger Agreement or the Stock Option Agreement, as applicable, or to consummate the Transactions and any other transactions contemplated hereby and thereby, except for filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the FDIC, the OCC, the Maine Superintendent, the Massachusetts Board and the MHPF, as required. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                (ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement, the Bank Merger Agreement and the Stock Option Agreement by Parent, Parent Bank and Parent Sub, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (f)     Financial Reports and SEC Documents; Material Adverse Effect.

                (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                (ii) Since March 31, 2001, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

        (g) Financial Ability. On the Effective Date, Parent or Parent Bank will have all funds necessary to consummate the Consolidation and pay the aggregate Consolidation Consideration to holders of Company Common Stock pursuant to Section 3.01(a) hereof. Each of Parent and Parent Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

        (h) Proxy Statement Information. None of the information relating to Parent or its Subsidiaries which is expressly provided by Parent to the Company for inclusion in the Proxy Statement, as of the date of the Proxy Statement and the date of the meeting of the shareholders of the Company to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

        (i) Ownership of Company Common Stock. Except for the Stock Option Agreement, none of Parent or any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

        (j)     Disclosure. The representations and warranties contained in this
Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                                   ARTICLE VI

                                    COVENANTS

        6.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions, and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other parties hereto to that end.

        6.02. Shareholder Approval. The Company agrees to take, in accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.06 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

        6.03    Regulatory Filings.

        (a) The parties shall promptly cooperate with each other in the preparation of the Proxy Statement to be filed by the Company with the FDIC, and after the FDIC has cleared the Proxy Statement the Company shall promptly mail the Proxy Statement to its shareholders.

        (b) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement (including the consolidation of any Company branches with Parent Bank branches or branches of any other Subsidiary of Parent or the closure of any Company branches, in each case as Parent in its sole discretion shall deem necessary), the Bank Merger Agreement and the Stock Option Agreement; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Option Agreement and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

        (c) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

        6.04 Press Releases. The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

        6.05    Access; Information.

        (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request.

        (b) Parent agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, Parent shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the Company or

(iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, Parent shall promptly cause all copies of documents or extracts thereof containing information and data as to the Company to be returned to the Company or destroyed. No investigation by Parent of the business and affairs of the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Parent and Parent Sub to consummate the Transactions.

        6.06 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of their respective officers or directors shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither the Company nor any of its Subsidiaries nor any of their respective officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B),
(C) or (D) above, the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (D) above, the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Consolidation. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.

        6.07 Certain Policies. Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the condition set forth in
Section 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.07 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

        6.08    Indemnification.

        (a) From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to
(i) the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution and performance of this Agreement, the Stock Option Agreement or any of the transactions contemplated hereby and thereby, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by the Company pursuant to this Section, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

        (b) Any Indemnified Party wishing to claim indemnification under this Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the

Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

        (c) Prior the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company.

        (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.08.

        6.09    Benefit Plans.

        (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans.) Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company. Nothing herein shall limit the ability of Parent to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time.

        (b) Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment or severance agreements, plans or policies of the Company which are Previously Disclosed.

        (c) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

        (d) For a period of six months following the Effective Time, Parent or Parent Bank shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services in accordance with Parent's employment policies and practices, shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent.

        (e) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement or a severance agreement) at least four weeks prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such four-week notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the Company employee severance plan with respect to the Transactions, a copy of which the Parent acknowledges has been provided to it by the Company.

        6.10. The Bank Merger. Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Consolidated Corporation to merge with and into Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement immediately following consummation of the Consolidation. The Bank Merger Agreement shall provide that the directors of Parent Bank upon consummation of the Bank Merger shall be the directors of Parent Bank immediately prior to the Bank Merger, plus two persons serving as a director of the Company as of the date hereof designated by the Company who both meet the director qualification requirements set forth in the Bylaws of Parent Bank and are otherwise acceptable to Parent.

        6.11.   Parent Sub and Company Sub.

        (a) Following the organization of Parent Sub, Parent shall (i) cause Parent Sub to execute and deliver this Agreement and take all necessary action to complete the Consolidation, subject to the terms and conditions hereof, and
(ii) adopt and ratify this Agreement in its capacity as the sole shareholder of Parent Sub.

        (b) Following the organization of Company Sub, the Company shall (i) cause Company Sub to execute and deliver this Agreement and take all necessary action to complete the Conversion Merger, subject to the terms and conditions hereof, and (ii) adopt and ratify this Agreement in its capacity as the sole shareholder of Company Sub.

        6.12 Director of Parent. Parent agrees to take all action necessary to appoint or elect, effective as of the Effective Time, one non-employee director of the Company as of the date hereof who is designated by the Company and who both meets the director qualification requirements set forth in the Parent Bylaws and is otherwise reasonably acceptable to Parent as a director of Parent.

        6.13 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                                  ARTICLE VII

                 CONDITIONS TO CONSUMMATION OF THE CONSOLIDATION

        7.01. Conditions to Obligations of the Parties to Effect the Consolidation. The respective obligations of the Company, Company Sub, Parent and Parent Sub to consummate the Consolidation are subject to the fulfillment or written waiver by the parties hereto prior to the Effective Time of each of the following conditions:

        (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than two-thirds of the outstanding shares of the Company Common Stock.

        (b) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

        (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of any of the Transactions.

        (d) Organization and Conversion Merger. The Organization and the Conversion Merger shall have been consummated in accordance with all applicable requirements.

        7.02. Conditions to Obligations of the Company and Company Sub. The obligations of the Company and Company Sub to consummate the Consolidation also are subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company and Company Sub shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (b) Performance of Obligations of Parent and Parent Sub. Parent and Parent Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (c) Other Actions. Parent and Parent Sub shall have furnished the Company and Company Sub with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company and Company Sub may reasonably request.

        7.03. Conditions to Obligations of Parent and Parent Sub. The obligations of Parent and Parent Sub to consummate the Consolidation also are subject to the fulfillment or written waiver by Parent and Parent Sub prior to the Effective Time of each of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent and Parent Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (b) Performance of Obligations of Company and Company Sub. The Company and Company Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Parent and Parent Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (c) Dissenting Shares. Dissenting Shares shall not represent 10% or more of the outstanding Company Common Stock.

        (d) Other Actions. The Company shall have furnished Parent and Parent Sub with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent and Parent Sub may reasonably request.



                                  ARTICLE VIII

                                   TERMINATION

        8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

        (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) Breach. At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent and Parent Sub or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; (ii) a breach by Parent and Parent Sub or the Company and Company Sub, as the case may be, of any of their respective covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach or (iii) in the case of a termination by Parent, a breach by a Shareholder or Shareholders of any of the covenants or agreements contained in the Shareholder Agreements, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, provided that such breach (whether under (i), (ii) or (iii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

        (c) Delay. At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by March 31, 2002, except to the extent that the failure of the Consolidation then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this
Section 8.01(c), (ii) Parent Sub (if Parent is the party seeking to terminate) or (iii) Company Sub or any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

        (d) No Approval. By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of any of the Transactions shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority or (ii) the shareholder approval referred to in Section 7.01(a) herein is not obtained at the Company Meeting.

        (e) Failure to Recommend. At any time prior to the Company Meeting, by Parent if the Company shall have breached Section 6.06 or the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent.

        8.02. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Consolidation pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in
Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

                                   ARTICLE IX


                                  MISCELLANEOUS

        9.01. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, and the Stock Option Agreement, which shall terminate in accordance with the terms thereof) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(b), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination, and the Stock Option Agreement, which shall terminate in accordance with the terms thereof). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

        9.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting, no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.

        9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

        9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.

        9.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

        9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to the Company or Company Sub to:

                  MetroWest Bank
                  15 Park Street
                  Framingham, Massachusetts, 01701-9111
                  Attention: John J. McArdle III
                             Chief Executive Officer
                  Fax:

         With a copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109-2170
                  Attention: Peter Coogan, Esq.
                  Fax: (617) 832-7000

         If to Parent or Parent Sub to:

                  Banknorth Group, Inc.
                  P.O. Box 9540
                  Two Portland Square
                  Portland, Maine 04112-9540
                  Attention: William J. Ryan
                             Chairman, President
                             and Chief Executive Officer
                  Fax: (207) 761-8587

         With a copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  12th Floor, The Walker Building
                  734 15th Street, N.W.
                  Washington, D.C. 20005
                  Attention:  Gerard L. Hawkins, Esq.
                  Fax:  (202) 347-2172


        9.07. Entire Understanding; No Third Party Beneficiaries. This Agreement, the Shareholder Agreements and the Stock Option Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Shareholder Agreements and the Stock Option Agreement supersede any and all other oral or written agreements heretofore made, including without limitation the Agreement and Plan of Consolidation, dated as of June 11, 2001 in the form originally executed by the parties. Except for the Indemnified Parties' right to enforce Parent's obligations under Section 6.08, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.08.   Severability. Except to the extent that application of this
Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        9.09. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.10. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall mean June 11, 2001, unless the context clearly otherwise requires.

        9.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.12 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Consolidation Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                   BANKNORTH GROUP, INC.



                                   By: /s/ Peter J. Verrill
                                      -----------------------------------------
                                       Name:    Peter J. Verrill
                                       Title:   Executive Vice President, Chief
                                                    Operating Officer and Chief
                                                    Financial Officer



                                   METROWEST BANK



                                   By: /s/ John J. McArdle III
                                      -----------------------------------------
                                       Name:   John J. McArdle III
                                       Title:  Chief Executive Officer




                                   By: /s/ Irene A. Schmitt
                                      -----------------------------------------
                                       Name:   Irene A. Schmitt
                                       Title:  President




                                   By: /s/ Brian T. Manning
                                      -----------------------------------------
                                       Name:   Brian T. Manning
                                       Title:  Treasurer

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                             SHAREHOLDER AGREEMENT

        AMENDED AND RESTATED SHAREHOLDER AGREEMENT (the "Agreement"), dated as of June 11, 2001 and amended and restated on July 25, 2001 (as of June 11,
2001), by and between _________, a shareholder ("Shareholder") of MetroWest Bank, a Massachusetts-chartered savings bank (the "Company"), and Banknorth Group, Inc., a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement (defined below).

        WHEREAS, Parent and the Company have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), providing for the business combination transactions contemplated therein, pursuant to which the Company will be combined with an existing national bank subsidiary of Parent in a series of transactions and in connection therewith each outstanding share of Company Common Stock (except Dissenting Shares and Treasury Stock) shall be converted into the right to receive $11.50, without interest; and

        WHEREAS, Shareholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

        WHEREAS, in order to induce Parent to enter into the Reorganization Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               1. Agreement to Vote Shares. Shareholder shall vote or cause to be voted, or execute a written consent with respect to, the Shares, to the extent such Shares are entitled to vote, in favor of approval and adoption of (i) the Reorganization Agreement and all transactions contemplated thereby at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (ii) any amendment to the Company Articles and/or the Company Bylaws required to be made to effect any of the transactions contemplated by the Reorganization Agreement at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

               2. No Voting Trusts. Shareholder agrees that Shareholder will not, nor will Shareholder permit any entity under Shareholder's control to, deposit any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Agreement, except to the extent that such Shares are currently subject to any such voting trust agreement, arrangement or understanding.

               3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent and Parent Bank as follows:

               A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

               B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

               D. Ownership of Shares. Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Annex II hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

           4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

           5. Term of Agreement; Termination.

               A. The term of this Agreement shall commence on the date hereof.

               B. This Agreement shall terminate upon the date, if any, of termination of the Reorganization Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

               C. If the Reorganization Agreement is not terminated prior in accordance with its terms, this Agreement (except for the provisions of Sections 3, 8 and 9, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any breach of such Section prior to such termination.

           6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof, including without limitation the Shareholder Agreement, dated as of June 11, 2001, and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

           7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           If to Parent:

           Banknorth Group, Inc.
           P.O. Box 9540
           Two Portland Square
           Portland, Maine 04112-9540
           Attention:  William J. Ryan
                       Chairman, President and
                          Chief Executive Officer
           Fax: (207) 761-8587

           With a copy to:

           Elias, Matz, Tiernan & Herrick, L.L.P.
           734 15th Street, N.W.
           Washington, D.C.  20005
           Attn:  Gerard L. Hawkins, Esq.
           Fax:  (202) 347-2172

        If to Shareholder:

        ------------------------

        ------------------------

        ------------------------

           With a copy to:

           Foley Hoag & Eliot LLP
           One Post Office Square
           Boston, Massachusetts 02109-2170
           Attention: Peter Coogan, Esq.
           Fax: (617) 832-7000

           8.  Miscellaneous.

               A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

               B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.

                C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

               E. CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MAINE, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

           9. Attorney's Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                       BANKNORTH GROUP, INC.


                                       By:
                                          --------------------------------------
                                          Name:  Peter J. Verrill
                                          Title: Executive Vice President, Chief
                                                  Operating Officer and Chief
                                                  Financial Officer

                                       [SHAREHOLDER]


                                       -----------------------------------------
                                       (Signature)

                                     ANNEX I
                              SHAREHOLDER AGREEMENT

                             Number of Shares Owned:

                                                                       EXHIBIT B

                              AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT

     Amended and Restated Stock Option Agreement, dated as of June 11, 2001 and amended and restated on July 25, 2001 (as of June 11, 2001), between Banknorth Group, Inc., a Maine corporation ("Grantee"), and MetroWest Bank, a Massachusetts-chartered savings bank ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Amended and Restated Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), pursuant to which the Company will be combined with an existing national bank subsidiary of Parent in a series of transactions and in connection therewith each outstanding share of Company Common Stock (except Dissenting Shares and Treasury Stock) shall be converted into the right to receive the Consolidation Consideration; and

     WHEREAS, as a condition and an inducement to Grantee to enter into the Reorganization Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 2,851,756 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.10 per share, of Issuer (the "Common Stock") at a price per share equal to $8.76 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5 hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the Exercise Notice (as hereinafter defined) within ninety (90) days following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Reorganization Agreement); (ii) termination of the Reorganization Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.01(b) of the Reorganization Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional ( a "Listed Termination")); or (iii) the passage of 12 months (or such longer period as provided in Section 10) after termination of the Reorganization Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination, provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last Initial Triggering Event to be in effect, and the term "Holder" shall mean the permitted holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Reorganization Agreement such that Issuer shall be entitled to terminate the Reorganization Agreement pursuant to Section 8.01(b) thereof as a result of such a willful material breach.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:


               (i) Issuer or any Subsidiary (as hereinafter defined) of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (x) a purchase, lease or other acquisition or assumption of all or any substantial part of the consolidated assets or consolidated deposits of Issuer or any

          Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction, provided that in no event shall (i) any merger, consolidation, purchase or similar transaction involving only Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Reorganization Agreement, or (ii) the transactions contemplated by the Reorganization Agreement or the entering into of the Reorganization Agreement be deemed to be an Acquisition Transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

               (ii) After the date hereof, any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
          Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

              (iii) The stockholders of Issuer shall have voted and failed to approve the Reorganization Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Reorganization Agreement or shall have been cancelled prior to termination of the Reorganization Agreement if, in each case prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or a Grantee Subsidiary) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

               (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its intention to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Reorganization Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

               (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange offer or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

               (vi) Issuer shall have breached any covenant or obligation contained in the Reorganization Agreement after a proposal is made by any third party, other than Grantee or a Grantee Subsidiary, to engage in an Acquisition Transaction and following such breach (x) Grantee would be entitled to terminate the Reorganization Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) such breach shall not have been cured prior to the Notice Date (as defined below); or

              (vii) Any person other than Grantee or a Grantee Subsidiary, without Grantee's prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

               (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 25%.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (an "Exercise Notice," the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing," the date of which being herein referred to as the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Massachusetts or a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive order to close.

          (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

          (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of Option Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Option Shares delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder, which shall be set forth in a written opinion in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, stock split, split-up, merger, recapitalization, stock combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares subject to the Option, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares or other securities or property that Grantee would have received in respect of Option Shares if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six (6) months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act, to the extent applicable, and/or any applicable securities offering rules of a federal or state banking authority, and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) Immediately prior to the occurrence of a Repurchase Event (as described below), (i) at the request of any Holder delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in
Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such consolidated assets or consolidated deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

          (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option

Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Agreement, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

               (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

               (ii) the consummation of any Acquisition Transaction described in Section 2(b)(i) hereof, except that the percentage referred to in clause
     (y) of the second sentence thereof shall be 50%;

provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of any Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's consolidated assets or consolidated deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

          (b)  The following terms have the meanings indicated:

               (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's consolidated assets or consolidated deposits (or the assets or deposits of an Issuer Subsidiary).

               (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

               (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in paragraph (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder") delivered to the Substitute Option Issuer, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The 90-day or six-month periods for exercise of certain rights under Sections 2, 6, 7 and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any order, injunction or judgment that prohibits or delays exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11.  (a)  Issuer hereby represents and warrants to Grantee as follows:

               (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

               (ii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Charter or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or
     (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

               (iii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

          (b)  Grantee hereby represents and warrants to Issuer that:

               (i) Grantee has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Grantee and the performance of its obligations hereunder by Grantee have been duly and validly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement for Grantee to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Grantee.

               (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act and any applicable securities offering rules of a federal or state banking authority.

     12. Neither of the parties hereto may assign or otherwise transfer any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder, provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

     13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

     14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $10,000,000 (the "Maximum Profit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less
(y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares,
(iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

          (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than the Maximum Profit, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith, both parties waive the posting of any bond or similar requirement.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without regard to the conflict of law principles thereof.

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral, including without limitation the Stock Option Agreement, dated as of June 11, 2001. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                        METROWEST BANK



                        By:
                               -----------------------------------------
                        Name:  John J. McArdle III
                        Title: Chief Executive Officer


                        BANKNORTH GROUP, INC.



                        By:
                               ------------------------------------------
                        Name:  Peter J. Verrill
                        Title: Executive Vice President, Chief Operating
                                 Officer and Chief Financial Officer




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